Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Executive Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2024 EARNINGS

•
Board approved increase in dividend of 3.57% to $0.58 for fourth quarter 2024, representing the 21st consecutive annual increase, with a compound annual growth rate of 11.1%
•
Net income of $127.3 million and diluted earnings per share of $1.34 for third quarter 2024
•
Net interest margin increased 23 basis points to 2.95% compared to third quarter 2023
•
Deposits increased $154.5 million and loans increased $60.0 million during third quarter 2024
•
Noninterest-bearing deposits of $9.8 billion, representing 34.9% of total deposits
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $392.0 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program, of 1.68%(1)
•
Nonperforming assets remain low at 0.25% of third quarter average interest-earning assets
•
Return (annualized) on third quarter average assets of 1.28%, average common equity of 6.93% and average tangible common equity of 13.50%(1)

HOUSTON, October 23, 2024. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $127.3 million for the quarter ended September 30, 2024 compared with $112.2 million for the same period in 2023. Net income per diluted common share was $1.34 for the quarter ended September 30, 2024 compared with $1.20 for the same period in 2023. The annualized return on third quarter average assets was 1.28%. Additionally, deposits increased $154.5 million and loans increased $60.0 million during the third quarter of 2024. Nonperforming assets remain low at 0.25% of third quarter average interest-earning assets. On April 1, 2024, Lone Star State Bancshares, Inc. (“Lone Star”) merged with Prosperity Bancshares and Lone Star State Bank of West Texas (“Lone Star Bank”) merged with Prosperity Bank (collectively, the “LSSB Merger”).

“I am pleased to announce that the Board of Directors approved increasing the fourth quarter 2024 dividend to $0.58 per share from $0.56 per share that was paid in the prior four quarters. The increase reflects the continued confidence the Board has in our company and our markets. The compound annual growth rate in dividends declared from 2003 to 2024 was 11.1%,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We continue to share our success with our shareholders through the payment of dividends and opportunistic stock repurchases, while also continuing to grow our capital. Our tangible capital increased $218 million from September 30, 2023, to September 30, 2024. This is the amount Prosperity retained after paying $212 million in dividends and repurchasing $75 million of our common stock during this period, reflecting Prosperity’s stable earnings. Further, Prosperity’s tangible book value per share has a compound annual growth rate of 11% for the last 21 years, or since 2003,” added Zalman.

“The $2.4 trillion Texas economy is the eighth-largest among the nations of the world, larger than Russia, Canada and Italy, among others. An estimated 1,000 to 1,300 people move to Texas every day. Based on US Census Bureau data, in 2023, 473,453 people moved to Texas, which equates to approximately 40,000 per month or 1,300 per day,” added Zalman.

“The Texas and Oklahoma economies continue to benefit from companies relocating from states with higher taxes and more regulation. This, combined with people moving to the states, requires additional housing and infrastructure, a driver for loans and increased business opportunities. We believe our bank is located in two of the best states we can be for future growth and continued prosperity,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2024

For the three months ended September 30, 2024, net income was $127.3 million(2) or $1.34 per diluted common share compared with $112.2 million(3) or $1.20 per diluted common share for the same period in 2023, an increase of $15.1 million or 13.4%. The change was primarily due to an increase in net interest income, partially offset by an increase in noninterest expense related to three months of Lone Star Bank operations. For the three months ended September 30, 2024, net income was $127.3 million(2) or $1.34 per diluted common share compared with $111.6 million(4) or $1.17 per diluted common share for the three months ended June 30, 2024, an increase of $15.7 million or 14.0%. The change was primarily due to higher net interest income, lower merger related provision for credit losses and lower merger related expenses, partially offset by lower net gain on sale or write-up of securities. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2024 were 1.28%, 6.93% and 13.50%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 46.87%(1) for the three months ended September 30, 2024.

Net interest income before provision for credit losses was $261.7 million for the three months ended September 30, 2024 compared with $239.5 million for the same period in 2023, an increase of $22.2 million or 9.3%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and a decrease in the average balances and rate on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits. Net interest income before provision for credit losses increased $2.9 million or 1.1% to $261.7 million for the three months ended September 30, 2024 compared with $258.8 million for the three months ended June 30, 2024.

The net interest margin on a tax equivalent basis was 2.95% for the three months ended September 30, 2024 compared with 2.72% for the same period in 2023 and 2.94% for the three months ended June 30, 2024. The year-to-year change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances on federal funds sold and other earning assets and a decrease in the average balances and rate on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

Noninterest income was $41.1 million for the three months ended September 30, 2024 compared $38.7 million for the same period in 2023, an increase of $2.4 million or 6.1%. The change was primarily due to an increase in the net gain (loss) on sale or write-down of assets, partially offset by a decrease in other noninterest income. Noninterest income was $41.1 million for the three months ended September 30, 2024 compared with $46.0 million for the three months ended June 30, 2024, a decrease of $4.9 million or 10.7%. The change was primarily due to lower net gain on sale or write-up of securities, partially offset by an increase in net gain (loss) on sale or write-down of assets.

______________

(2)
Includes purchase accounting adjustments of $4.3 million, net of tax, primarily comprised of loan discount accretion of $4.8 million for the three months ended September 30, 2024.
(3)
Includes purchase accounting adjustments of $2.5 million, net of tax, primarily comprised of loan discount accretion of $2.3 million, and merger related expenses of $1.1 million for the three months ended September 30, 2023.
(4)
Includes purchase accounting adjustments of $6.1 million, net of tax, primarily comprised of loan discount accretion of $7.2 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.4 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $10.7 million for the three months ended June 30, 2024.
(5)
Includes purchase accounting adjustments of $12.4 million, net of tax, primarily comprised of loan discount accretion of $13.9 million, merger related provision for credit losses of $9.1 million, merger related expenses of $4.4 million, FDIC special assessment of $3.6 million, and net gain on sale or write-up of securities of $11.2 million for the nine months ended September 30, 2024.
(6)
Includes purchase accounting adjustments of $5.6 million, net of tax, primarily comprised of loan discount accretion of $5.6 million, merger related provision for credit losses of $18.5 million and merger related expenses of $14.9 million for the nine months ended September 30, 2023.

Noninterest expense was $140.3 million for the three months ended September 30, 2024 compared with $135.7 million for the same period in 2023, an increase of $4.7 million or 3.5%, primarily due to an increase in salaries and benefits, an increase in credit and debit card, data processing and software amortization, and additional expenses related to three months of Lone Star Bank operations, partially offset by a decrease in merger related expenses. Noninterest expense was $140.3 million for the three months ended September 30, 2024 compared with $152.8 million for the three months ended June 30, 2024, a decrease of $12.5 million or 8.2%, primarily due to a decrease in FDIC special assessment, a decrease in merger related expenses and a decrease in other noninterest expense.

Results of Operations for the Nine Months Ended September 30, 2024

For the nine months ended September 30, 2024, net income was $349.3 million(5) or $3.68 per diluted common share compared with $323.8 million(6) or $3.50 per diluted common share for the same period in 2023. Net income and net income per diluted common share for the nine months ended September 30, 2024 was impacted by an increase in net interest income, a gain on Visa Class B-1 stock exchange net of investment securities sales of $11.2 million, lower merger related provision for credit losses and a decrease in merger related expenses, partially offset by a FDIC special assessment of $3.6 million and an increase in noninterest expenses related to six months of Lone Star Bank operations. Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2024 were 1.16%, 6.40% and 12.43%(1), respectively.

Excluding merger related provision and expenses, gain on Visa Class B-1 stock exchange net of investment securities sales, and FDIC special assessment, each net of tax, net income was $353.9 million(1) or $3.74(1) per diluted common share for the nine months ended September 30, 2024 and annualized returns on average assets, average common equity and average tangible common equity for the same period were 1.18%(1), 6.49%(1) and 12.59%(1), respectively. Prosperity’s efficiency ratio was 49.25%(1) for the nine months ended September 30, 2024; and excluding merger related expenses and FDIC special assessment, the efficiency ratio was 48.33%(1).

Net interest income before provision for credit losses for the nine months ended September 30, 2024 was $758.7 million compared with $719.5 million for the same period in 2023, an increase of $39.3 million or 5.5%. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances and average rates on federal funds sold and other earning assets, an increase in loan discount accretion and a decrease in the average rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2024 was 2.86% compared with 2.79% for the same period in 2023. The change was primarily due to an increase in the average balances and average rates on loans, an increase in the average balances and average rates on federal funds sold and other earning assets, an increase in loan discount accretion and a decrease in the average rates on other borrowings, partially offset by a decrease in the average balances on investment securities and an increase in the average balances and rates on interest-bearing deposits. The increases in the average balances on loans and deposits were primarily due to the LSSB Merger.

Noninterest income was $126.0 million for the nine months ended September 30, 2024 compared with $116.7 million for the same period in 2023, an increase of $9.3 million or 7.9%, primarily due to a gain on Visa Class B-1 stock exchange net of investment securities sales, and an increase in trust income, partially offset by a decrease in other noninterest income.

Noninterest expense was $429.0 million for the nine months ended September 30, 2024 compared with $404.5 million for the same period in 2023, an increase of $24.5 million or 6.1%, primarily due to a FDIC special assessment of $3.6 million, an increase in salaries and benefits and additional expenses related to six months of Lone Star Bank operations and nine months of FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) operations, partially offset by a decrease in merger related expenses.

Balance Sheet Information

At September 30, 2024, Prosperity had $40.115 billion in total assets, an increase of $819.6 million or 2.1%, compared with $39.296 billion at September 30, 2023. Linked quarter total assets increased by $353.0 million or 0.9% compared with $39.762 billion at June 30, 2024.

Loans were $22.381 billion at September 30, 2024, an increase of $948.1 million or 4.4%, compared with $21.433 billion at September 30, 2023. Linked quarter loans increased $60.0 million or 0.3% (1.1% annualized) from $22.321 billion at June 30, 2024. Loans, excluding Warehouse Purchase Program loans, were $21.152 billion at September 30, 2024 compared with $20.520 billion at September 30, 2023, an increase of $631.8 million or 3.1%, and compared with $21.239 billion at June 30, 2024, a decrease of $87.3 million.

Deposits were $28.088 billion at September 30, 2024, an increase of $774.8 million or 2.8%, compared with $27.313 billion at September 30, 2023. Linked quarter deposits increased $154.5 million or 0.6% (2.2% annualized) from $27.933 billion at June 30, 2024.

The table below provides detail on the impact of loans acquired and deposits assumed in the LSSB Merger:

Balance Sheet Data (at period end)
(In thousands)
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
Lone Star Bank	$1,109,783	$1,084,559	$—	$—	$—
Prosperity Bank
Warehouse Purchase Program loans	1,228,706	1,081,403	864,924	822,245	912,327
All other loans	20,042,363	20,154,853	20,400,323	20,358,293	20,520,386
Total loans	$22,380,852	$22,320,815	$21,265,247	$21,180,538	$21,432,713

Deposits assumed (including new deposits since acquisition date):
Lone Star Bank	$1,136,216	$1,187,821	$—	$—	$—
All other deposits	26,951,395	26,745,265	27,175,518	27,179,809	27,312,800
Total deposits	$28,087,611	$27,933,086	$27,175,518	$27,179,809	$27,312,800

As reflected in the table above, loan and deposit growth was impacted by the LSSB Merger.

Excluding loans acquired in the LSSB Merger and new production at the acquired banking centers since April 1, 2024, loans at September 30, 2024 decreased $161.6 million compared with September 30, 2023 and increased $34.8 million compared with June 30, 2024.

Excluding deposits assumed in the LSSB Merger and new deposits generated at the acquired banking centers since April 1, 2024, deposits at September 30, 2024 decreased by $361.4 million compared with September 30, 2023 and increased by $206.1 million compared with June 30, 2024.

Asset Quality

Nonperforming assets totaled $89.9 million or 0.25% of quarterly average interest-earning assets at September 30, 2024 compared with $69.5 million or 0.20% of quarterly average interest-earning assets at September 30, 2023 and $89.6 million or 0.25% of quarterly average interest-earning assets at June 30, 2024, with a significant portion of the balance for each period attributable to acquired loans.

The allowance for credit losses on loans and off-balance sheet credit exposures was $392.0 million at September 30, 2024 compared with $388.0 million at September 30, 2023 and $397.5 million at June 30, 2024. There was no provision for credit losses for the three months ended September 30, 2024 and 2023, and a provision for credit losses of $9.1 million and $18.5 million for the nine months ended September 30, 2024 and 2023, respectively. As a result of the loans acquired in the LSSB Merger, the second quarter of 2024 included a $7.9 million provision for credit losses on loans and a $1.2 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $354.4 million or 1.58% of total loans at September 30, 2024 compared with $351.5 million or 1.64% of total loans at September 30, 2023 and $359.9 million or 1.61% of total loans at June 30, 2024. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.68%(1) at September 30, 2024 compared with 1.71%(1) at September 30, 2023 and 1.69%(1) at June 30, 2024.

Net charge-offs were $5.5 million for the three months ended September 30, 2024 compared with net charge-offs of $3.4 million for the three months ended September 30, 2023 and net charge-offs of $4.4 million for the three months ended June 30, 2024. Net charge-offs for the third quarter of 2024 included $1.4 million related to resolved purchased credit deteriorated (“PCD”) loans, which had specific reserves that were allocated to the charge-offs. Further, $5.0 million of reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Net charge-offs were $12.0 million for the nine months ended September 30, 2024 compared with $18.9 million for the nine months ended September 30, 2023. Net charge-offs for the nine months ended September 30, 2024 included $3.3 million related to resolved PCD loans, which had specific reserves that were allocated to the charge-offs. Additionally, reserves on PCD loans increased by $26.1 million due to Day One accounting for PCD loans at the time of the LSSB Merger. Further, $13.9 million of reserves on resolved PCD loans was released to the general reserve.

Visa Class B-1 Stock Exchange

During the second quarter 2024, Prosperity tendered all of its shares of Visa, Inc. (“Visa”) Class B-1 common stock in exchange for a combination of Visa Class B-2 common stock and Visa Class C common stock, pursuant to the terms and subject to the conditions of the public offering of Visa to exchange its Class B-1 common stock for a combination of shares of its Class B-2 common stock and Class C common stock, which expired on May 3, 2024. Prosperity recorded an unrealized gain of $20.6 million during the second quarter 2024 based on the conversion privilege of the Class C common stock and the closing price of Visa Class A common stock. In the exchange, Prosperity received 48,492 shares of Class B-2 stock, recorded at zero cost basis, and 19,245 shares of Class C common stock and has subsequently sold all shares of Class C stock.

Dividend

Prosperity Bancshares declared a fourth quarter 2024 cash dividend of $0.58 per share to be paid on January 2, 2025, to all shareholders of record as of December 13, 2024, an increase of $0.02 per share, or 3.57%, from the prior quarter.

Stock Repurchase Program

On January 16, 2024, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.7 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 16, 2025, at the discretion of management. Under its 2024 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended September 30, 2024, and approximately 1.2 million shares of its common stock at an average weighted price of $60.35 per share during the nine months ended September 30, 2024.

Merger of Lone Star State Bancshares, Inc.

On April 1, 2024, Prosperity completed the merger of Lone Star and its wholly owned subsidiary Lone Star Bank, headquartered in Lubbock, Texas. Lone Star Bank operated 5 full-service banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 2,376,182 shares of Prosperity common stock plus approximately $64.1 million in cash for all outstanding shares of Lone Star in the second quarter of 2024. This resulted in goodwill of $108.0 million as of September 30, 2024, which does not include all the subsequent fair value adjustments that have not yet been finalized.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 23, 2024, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2024 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 7527596.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on the sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2024, Prosperity Bancshares, Inc.® is a $40.115 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 287 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 43 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area and 5 in the West Texas area currently doing business as Lone Star Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Grapevine	Teague	Rosenberg	Midland
Bryan	Grapevine Main	Tyler-Beckham	Shadow Creek	North
Bryan-29th Street	Kiest	Tyler-South Broadway	Spring	Wadley
Bryan-East	Lake Highlands	Tyler-University	Tomball	Wall Street
Bryan-North	McKinney	Winnsboro	Waller	West
Caldwell	McKinney Eldorado		West Columbia
College Station	McKinney Redbud	Houston Area	Wharton	Odessa
Hearne	North Carrolton	Houston	Winnie	Grant
Huntsville	Park Cities	Aldine	Wirt	Kermit Highway
Madisonville	Plano	Alief		Parkway
Navasota	Plano-West	Bellaire	South Texas Area -
New Waverly	Preston Forest	Beltway	Corpus Christi	Wichita Falls
Rock Prairie	Preston Parker	Clear Lake	Calallen	Cattlemans
Southwest Parkway	Preston Royal	Copperfield	Carmel	Kell
Tower Point	Red Oak	Cypress	Northwest
Wellborn Road	Richardson	Downtown	Saratoga	Other West Texas Area
	Richardson-West	Eastex	Timbergate	Locations
Central Texas Area	Rosewood Court	Fairfield	Water Street	Big Spring
Austin	The Colony	First Colony		Brownfield
Cedar Park	Tollroad	Fry Road	Victoria	Brownwood
Congress	Trinity Mills	Gessner	Victoria Main	Burkburnett
Lakeway	Turtle Creek	Gladebrook	Victoria-Navarro	Byers
Liberty Hill	West 15th Plano	Grand Parkway	Victoria-North	Cisco
Northland	West Allen	Heights	Victoria Salem	Comanche
Oak Hill	Westmoreland	Highway 6 West		Early
Research Blvd	Wylie	Little York	Other South Texas Area	Floydada
Westlake		Medical Center	Locations	Gorman
	Fort Worth	Memorial Drive	Alice	Henrietta
Other Central Texas Area	Haltom City	Northside	Aransas Pass	Levelland
Locations	Hulen	Pasadena	Beeville	Littlefield
Bastrop	Keller	Pecan Grove	Colony Creek	Merkel
Canyon Lake	Museum Place	Pin Oak	Cuero	Plainview
Dime Box	Renaissance Square	River Oaks	Edna	San Angelo
Dripping Springs	Roanoke	Sugar Land	Goliad	Slaton
Elgin	Stockyards	SW Medical Center	Gonzales	Snyder
Flatonia		Tanglewood	Hallettsville
Fredericksburg	Other Dallas/Fort Worth Area	The Plaza	Kingsville	Lone Star West Texas Area
Georgetown	Locations	Uptown	Mathis	Big Spring
Gruene	Arlington	Waugh Drive	Padre Island	Brownfield
Horseshoe Bay	Azle	Westheimer	Palacios	Lubbock
Kingsland	Ennis	West University	Port Lavaca	Midland
La Grange	Gainesville	Woodcreek	Portland	Odessa
Lexington	Glen Rose		Rockport
Marble Falls	Granbury	Katy	Sinton	Oklahoma
New Braunfels	Grand Prairie	Cinco Ranch	Taft	Central Oklahoma Area
Pleasanton	Jacksboro	Katy-Spring Green	Yoakum	Oklahoma City
Round Rock	Mesquite		Yorktown	23rd Street
San Antonio	Muenster	The Woodlands		Expressway
Schulenburg	Runaway Bay	The Woodlands-College Park	West Texas Area	I-240
Seguin	Sanger	The Woodlands-I-45	Abilene	Memorial
Smithville	Waxahachie	The Woodlands-Research Forest	Antilley Road
Thorndale	Weatherford		Barrow Street	Other Central Oklahoma Area
Weimar		Other Houston Area	Cypress Street	Locations
	East Texas Area	Locations	Judge Ely	Edmond
Dallas/Fort Worth Area	Athens	Angleton	Mockingbird	Norman
Dallas	Blooming Grove	Bay City
14th Street Plano	Canton	Beaumont	Amarillo	Tulsa Area
Abrams Centre	Carthage	Cleveland	Hillside	Tulsa
Addison	Corsicana	East Bernard	Soncy	Garnett
Allen	Crockett	El Campo		Harvard
Balch Springs	Eustace	Dayton	Lubbock	Memorial
Camp Wisdom	Gilmer	Galveston	4th Street	Sheridan
Carrollton	Grapeland	Groves	66th Street	S. Harvard
Cedar Hill	Gun Barrel City	Hempstead	82nd Street	Utica Tower
Coppell	Jacksonville	Hitchcock	86th Street	Yale
East Plano	Kerens	Liberty	98th Street
Euless	Longview	Magnolia	Avenue Q	Other Tulsa Area Locations
Frisco	Mount Vernon	Magnolia Parkway	Milwaukee	Owasso
Frisco Warren	Palestine	Mont Belvieu	North University
Frisco-West	Rusk	Nederland	Texas Tech Student Union
Garland	Seven Points	Needville

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Balance Sheet Data (at period end)
Loans held for sale	$6,113	$9,951	$6,380	$5,734	$10,187
Loans held for investment	21,146,033	21,229,461	20,393,943	20,352,559	20,510,199
Loans held for investment - Warehouse Purchase Program	1,228,706	1,081,403	864,924	822,245	912,327
Total loans	22,380,852	22,320,815	21,265,247	21,180,538	21,432,713

Investment securities(A)	11,300,756	11,702,139	12,301,138	12,803,896	13,192,742
Federal funds sold	208	234	250	260	234
Allowance for credit losses on loans	(354,397)	(359,852)	(330,219)	(332,362)	(351,495)
Cash and due from banks	2,209,863	1,507,604	1,086,444	458,153	512,239
Goodwill	3,504,388	3,504,107	3,396,402	3,396,086	3,396,459
Core deposit intangibles, net	70,178	74,324	60,757	63,994	67,553
Other real estate owned	5,757	4,960	2,204	1,708	9,320
Fixed assets, net	373,812	377,394	372,333	369,992	370,237
Other assets	623,903	630,569	601,964	605,612	665,682
Total assets	$40,115,320	$39,762,294	$38,756,520	$38,547,877	$39,295,684

Noninterest-bearing deposits	$9,811,361	$9,706,505	$9,526,535	$9,776,572	$10,281,893
Interest-bearing deposits	18,276,250	18,226,581	17,648,983	17,403,237	17,030,907
Total deposits	28,087,611	27,933,086	27,175,518	27,179,809	27,312,800
Other borrowings	3,900,000	3,900,000	3,900,000	3,725,000	4,250,000
Securities sold under repurchase agreements	228,896	233,689	261,671	309,277	300,714
Subordinated debentures	—	—	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	36,503	36,503	36,503
Other liabilities	499,918	374,429	278,284	217,958	362,990
Total liabilities	32,754,071	32,478,850	31,651,976	31,468,547	32,263,007
Shareholders' equity(B)	7,361,249	7,283,444	7,104,544	7,079,330	7,032,677
Total liabilities and equity	$40,115,320	$39,762,294	$38,756,520	$38,547,877	$39,295,684

(A) Includes $(1,070), $(2,007), $(2,954), $(1,770) and $(2,442) in unrealized losses on available for sale securities for the quarterly periods ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

(B) Includes $(845), $(1,586), $(2,333), $(1,398) and $(1,930) in after-tax unrealized losses on available for sale securities for the quarterly periods ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Income Statement Data
Interest income:
Loans	$337,451	$336,428	$306,228	$306,562	$308,678	$980,107	$842,434
Securities(C)	59,617	62,428	66,421	68,077	69,987	188,466	215,225
Federal funds sold and other earning assets	20,835	14,095	9,265	1,793	1,689	44,195	10,452
Total interest income	417,903	412,951	381,914	376,432	380,354	1,212,768	1,068,111

Interest expense:
Deposits	107,758	106,124	92,692	84,969	76,069	306,574	187,376
Other borrowings	46,792	46,282	48,946	52,386	62,190	142,020	153,937
Securities sold under repurchase agreements	1,662	1,759	2,032	2,094	2,533	5,453	7,310
Subordinated debentures	—	—	—	—	38	—	38
Total interest expense	156,212	154,165	143,670	139,449	140,830	454,047	348,661
Net interest income	261,691	258,786	238,244	236,983	239,524	758,721	719,450
Provision for credit losses	—	9,066	—	—	—	9,066	18,540
Net interest income after provision for credit losses	261,691	249,720	238,244	236,983	239,524	749,655	700,910

Noninterest income:
Nonsufficient funds (NSF) fees	9,016	8,153	8,288	8,365	8,719	25,457	25,326
Credit card, debit card and ATM card income	9,620	9,384	8,861	9,314	9,285	27,865	27,157
Service charges on deposit accounts	6,664	6,436	6,406	6,316	6,262	19,506	18,266
Trust income	3,479	3,601	4,156	3,360	3,326	11,236	9,909
Mortgage income	962	745	610	542	857	2,317	1,756
Brokerage income	1,258	1,186	1,235	1,059	1,067	3,679	3,216
Bank owned life insurance income	2,028	1,885	2,047	1,882	1,864	5,960	4,771
Net gain (loss) on sale or write-down of assets	3,178	(903)	(35)	(84)	(45)	2,240	2,070
Net gain on sale or write-up of securities	224	10,723	298	—	—	11,245	—
Other noninterest income	4,670	4,793	7,004	5,814	7,408	16,467	24,226
Total noninterest income	41,099	46,003	38,870	36,568	38,743	125,972	116,697

Noninterest expense:
Salaries and benefits	88,367	89,584	85,771	80,486	85,423	263,722	247,944
Net occupancy and equipment	9,291	8,915	8,623	9,093	9,464	26,829	26,424
Credit and debit card, data processing and software amortization	11,985	11,998	10,975	10,741	10,919	34,958	30,829
Regulatory assessments and FDIC insurance	5,726	10,317	5,538	24,940	5,155	21,581	15,225
Core deposit intangibles amortization	4,146	4,156	3,237	3,559	3,576	11,539	9,117
Depreciation	4,741	4,836	4,686	4,607	4,585	14,263	13,676
Communications	3,360	3,485	3,402	3,572	3,686	10,247	10,841
Other real estate expense	12	69	187	165	153	268	(253)
Net (gain) loss on sale or write-down of other real estate	(97)	31	(138)	34	(734)	(204)	(780)
Merger related expenses	63	4,381	—	278	1,104	4,444	14,855
Other noninterest expense	12,744	15,070	13,567	14,696	12,326	41,381	36,649
Total noninterest expense	140,338	152,842	135,848	152,171	135,657	429,028	404,527
Income before income taxes	162,452	142,881	141,266	121,380	142,610	446,599	413,080
Provision for income taxes	35,170	31,279	30,840	25,904	30,402	97,289	89,240
Net income available to common shareholders	$127,282	$111,602	$110,426	$95,476	$112,208	$349,310	$323,840

(C) Interest income on securities was reduced by net premium amortization of $5,574, $5,831, $5,822, $6,428 and $6,897 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively, and $17,227 and $21,412 for the nine months ended September 30, 2024 and 2023, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Profitability
Net income (D) (E)	$127,282	$111,602	$110,426	$95,476	$112,208	$349,310	$323,840

Basic earnings per share	$1.34	$1.17	$1.18	$1.02	$1.20	$3.68	$3.50
Diluted earnings per share	$1.34	$1.17	$1.18	$1.02	$1.20	$3.68	$3.50

Return on average assets (F) (J)	1.28%	1.12%	1.13%	0.98%	1.13%	1.16%	1.11%
Return on average common equity (F) (J)	6.93%	6.10%	6.20%	5.39%	6.39%	6.40%	6.25%
Return on average tangible common equity (F) (G) (J)	13.50%	11.81%	12.06%	10.54%	12.58%	12.43%	12.17%
Tax equivalent net interest margin (D) (E) (H)	2.95%	2.94%	2.79%	2.75%	2.72%	2.86%	2.79%
Efficiency ratio (G) (I) (K)	46.87%	51.82%	49.07%	55.61%	48.74%	49.25%	48.50%

Liquidity and Capital Ratios
Equity to assets	18.35%	18.32%	18.33%	18.37%	17.90%	18.35%	17.90%
Common equity tier 1 capital	15.84%	15.42%	15.75%	15.54%	14.98%	15.84%	14.98%
Tier 1 risk-based capital	15.84%	15.42%	15.75%	15.54%	14.98%	15.84%	14.98%
Total risk-based capital	17.10%	16.67%	17.00%	16.56%	16.05%	17.10%	16.05%
Tier 1 leverage capital	10.52%	10.29%	10.37%	10.39%	10.03%	10.52%	10.03%
Period end tangible equity to period end tangible assets (G)	10.36%	10.24%	10.33%	10.31%	9.96%	10.36%	9.96%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	95,261	95,765	93,706	93,715	93,720	94,912	92,628
Diluted	95,261	95,765	93,706	93,715	93,720	94,912	92,628
Period end shares outstanding	95,261	95,262	93,525	93,722	93,717	95,261	93,717
Cash dividends paid per common share	$0.56	$0.56	$0.56	$0.56	$0.55	$1.68	$1.65
Book value per common share	$77.27	$76.46	$75.96	$75.54	$75.04	$77.27	$75.04
Tangible book value per common share (G)	$39.75	$38.89	$39.00	$38.62	$38.08	$39.75	$38.08

Common Stock Market Price
High	$74.87	$66.18	$68.88	$68.79	$63.65	$74.87	$78.76
Low	$58.66	$57.16	$60.08	$49.60	$52.62	$57.16	$52.62
Period end closing price	$72.07	$61.14	$65.78	$67.73	$54.58	$72.07	$54.58
Employees – FTE (excluding overtime)	3,896	3,902	3,901	3,850	3,853	3,896	3,853
Number of banking centers	287	288	283	285	285	287	285

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Loan discount accretion
Non-PCD	$3,616	$4,797	$1,312	$1,543	$1,508	$9,725	$3,282
PCD	$1,212	$2,394	$548	$937	$767	$4,154	$2,284
Securities net accretion	$555	$564	$561	$598	$626	$1,680	$1,050
Time deposits amortization	$(40)	$4	$(97)	$(150)	$(210)	$(133)	$(450)

(E) Using effective tax rate of 21.6%, 21.9%, 21.8%, 21.3% and 21.3% for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively, and 21.8% and 21.6% for the nine months ended September 30, 2024 and 2023, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 366-day or 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2024				Jun 30, 2024				Sep 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$7,913	$137	6.89%		$8,446	$149	7.10%		$9,832	$162	6.54%
Loans held for investment	21,107,139	316,939	5.97%		21,328,824	319,361	6.02%		20,496,075	290,566	5.62%
Loans held for investment - Warehouse Purchase Program	1,114,681	20,375	7.27%		917,026	16,918	7.42%		972,936	17,950	7.32%
Total loans	22,229,733	337,451	6.04%		22,254,296	336,428	6.08%		21,478,843	308,678	5.70%
Investment securities	11,612,193	59,617	2.04%	(M)	12,179,074	62,428	2.06%	(M)	13,512,137	69,987	2.05%	(M)
Federal funds sold and other earning assets	1,531,788	20,835	5.41%		1,026,251	14,095	5.52%		125,690	1,689	5.33%
Total interest-earning assets	35,373,714	417,903	4.70%		35,459,621	412,951	4.68%		35,116,670	380,354	4.30%
Allowance for credit losses on loans	(358,237)				(332,904)				(343,967)
Noninterest-earning assets	4,873,725				4,822,131				4,829,336
Total assets	$39,889,202				$39,948,848				$39,602,039

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,774,975	$9,251	0.77%		$4,839,194	$9,133	0.76%		$4,768,485	$5,182	0.43%
Savings and money market deposits	8,908,315	49,824	2.23%		9,084,051	50,252	2.22%		8,977,824	44,446	1.96%
Certificates and other time deposits	4,564,232	48,683	4.24%		4,400,922	46,739	4.27%		3,172,178	26,441	3.31%
Other borrowings	3,900,000	46,792	4.77%		3,900,000	46,282	4.77%		4,671,449	62,190	5.28%
Securities sold under repurchase agreements	242,813	1,662	2.72%		258,637	1,759	2.74%		389,149	2,533	2.58%
Subordinated debentures	—	—	—		—	—	—		2,578	38	5.85%
Total interest-bearing liabilities	22,390,335	156,212	2.78%	(N)	22,482,804	154,165	2.76%	(N)	21,981,663	140,830	2.54%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,680,785				9,780,211				10,269,162
Allowance for credit losses on off-balance sheet credit exposures	37,646				36,729				36,504
Other liabilities	433,171				327,847				290,217
Total liabilities	32,541,937				32,627,591				32,577,546
Shareholders' equity	7,347,265				7,321,257				7,024,493
Total liabilities and shareholders' equity	$39,889,202				$39,948,848				$39,602,039

Net interest income and margin		$261,691	2.94%			$258,786	2.94%			$239,524	2.71%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		808				800				1,000
Net interest income and margin (tax equivalent basis)		$262,499	2.95%			$259,586	2.94%			$240,524	2.72%

(L) Annualized and based on an actual 366-day or 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $5,574, $5,831 and $6,897 for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.94%, 1.92% and 1.73% for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2024				Sep 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$7,278	$378	6.94%		$5,389	$267	6.62%
Loans held for investment	21,312,440	928,973	5.82%		19,546,826	797,861	5.46%
Loans held for investment - Warehouse Purchase Program	918,172	50,756	7.38%		831,143	44,306	7.13%
Total loans	22,237,890	980,107	5.89%		20,383,358	842,434	5.53%
Investment securities	12,161,391	188,466	2.07%	(P)	13,937,483	215,225	2.06%	(P)
Federal funds sold and other earning assets	1,153,335	44,195	5.12%		290,275	10,452	4.81%
Total interest-earning assets	35,552,616	1,212,768	4.56%		34,611,116	1,068,111	4.13%
Allowance for credit losses on loans	(341,659)				(303,518)
Noninterest-earning assets	4,823,938				4,722,064
Total assets	$40,034,895				$39,029,662

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,947,514	$26,807	0.72%		$5,260,463	$12,765	0.32%
Savings and money market deposits	9,060,992	147,228	2.17%		9,235,646	122,992	1.78%
Certificates and other time deposits	4,356,700	132,539	4.06%		2,627,402	51,619	2.63%
Other borrowings	3,960,821	142,020	4.79%		4,001,994	153,937	5.14%
Securities sold under repurchase agreements	265,878	5,453	2.74%		419,304	7,310	2.33%
Subordinated debentures	—	—	—		1,375	38	3.69%
Total interest-bearing liabilities	22,591,905	454,047	2.68%	(Q)	21,546,184	348,661	2.16%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	9,759,927				10,310,878
Allowance for credit losses on off-balance sheet credit exposures	36,994				32,181
Other liabilities	372,060				232,903
Total liabilities	32,760,886				32,122,146
Shareholders' equity	7,274,009				6,907,516
Total liabilities and shareholders' equity	$40,034,895				$39,029,662

Net interest income and margin		$758,721	2.85%			$719,450	2.78%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,416				2,866
Net interest income and margin (tax equivalent basis)		$761,137	2.86%			$722,316	2.79%

(O) Based on an actual 366-day or 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $17,227 and $21,412 for the nine months ended September 30, 2024 and 2023, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.87% and 1.46% for the nine months ended September 30, 2024 and 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.89%	7.10%	6.77%	7.47%	6.54%
Loans held for investment	5.97%	6.02%	5.77%	5.68%	5.62%
Loans held for investment - Warehouse Purchase Program	7.27%	7.42%	7.51%	7.46%	7.32%
Total loans	6.04%	6.08%	5.83%	5.75%	5.70%
Investment securities (S)	2.04%	2.06%	2.10%	2.07%	2.05%
Federal funds sold and other earning assets	5.41%	5.52%	5.54%	5.68%	5.33%
Total interest-earning assets	4.70%	4.68%	4.45%	4.35%	4.30%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.77%	0.76%	0.66%	0.56%	0.43%
Savings and money market deposits	2.23%	2.22%	2.13%	2.03%	1.96%
Certificates and other time deposits	4.24%	4.27%	4.05%	3.80%	3.31%
Other borrowings	4.77%	4.77%	4.82%	5.16%	5.28%
Securities sold under repurchase agreements	2.72%	2.74%	2.76%	2.77%	2.58%
Subordinated debentures	—	—	—	—	5.85%
Total interest-bearing liabilities	2.78%	2.76%	2.62%	2.58%	2.54%

Net Interest Margin	2.94%	2.94%	2.78%	2.74%	2.71%
Net Interest Margin (tax equivalent)	2.95%	2.94%	2.79%	2.75%	2.72%

(R) Annualized and based on average balances on an actual 366-day or 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $5,574, $5,831, $5,822, $6,428 and $6,897 for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Balance Sheet Averages
Loans held for sale	$7,913	$8,446	$5,467	$9,828	$9,832
Loans held for investment	21,107,139	21,328,824	20,415,316	20,370,915	20,496,075
Loans held for investment - Warehouse Purchase Program	1,114,681	917,026	720,650	770,481	972,936
Total loans	22,229,733	22,254,296	21,141,433	21,151,224	21,478,843

Investment securities	11,612,193	12,179,074	12,693,268	13,074,243	13,512,137
Federal funds sold and other earning assets	1,531,788	1,026,251	672,840	125,295	125,690
Total interest-earning assets	35,373,714	35,459,621	34,507,541	34,350,762	35,116,670
Allowance for credit losses on loans	(358,237)	(332,904)	(331,708)	(346,493)	(343,967)
Cash and due from banks	304,911	295,077	315,612	302,864	301,201
Goodwill	3,504,300	3,482,448	3,396,177	3,396,224	3,387,293
Core deposit intangibles, net	72,330	59,979	62,482	65,986	69,551
Other real estate	5,339	3,071	2,319	4,781	6,301
Fixed assets, net	375,626	377,369	372,458	370,900	367,814
Other assets	611,219	604,187	610,649	670,187	697,176
Total assets	$39,889,202	$39,948,848	$38,935,530	$38,815,211	$39,602,039

Noninterest-bearing deposits	$9,680,785	$9,780,211	$9,443,249	$9,960,240	$10,269,162
Interest-bearing demand deposits	4,774,975	4,839,194	5,143,585	4,822,698	4,768,485
Savings and money market deposits	8,908,315	9,084,051	8,889,077	8,815,892	8,977,824
Certificates and other time deposits	4,564,232	4,400,922	3,683,815	3,442,115	3,172,178
Total deposits	27,928,307	28,104,378	27,159,726	27,040,945	27,187,649
Other borrowings	3,900,000	3,900,000	4,083,132	4,028,263	4,671,449
Securities sold under repurchase agreements	242,813	258,637	296,437	300,317	389,149
Subordinated debentures	—	—	—	—	2,578
Allowance for credit losses on off-balance sheet credit exposures	37,646	36,729	36,503	36,503	36,504
Other liabilities	433,171	327,847	238,480	323,344	290,217
Shareholders' equity	7,347,265	7,321,257	7,121,252	7,085,839	7,024,493
Total liabilities and equity	$39,889,202	$39,948,848	$38,935,530	$38,815,211	$39,602,039

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023
Period End Balances

Loan Portfolio
Commercial and industrial	$1,970,844	8.8%	$2,023,531	9.1%	$1,932,534	9.1%	$1,936,717	9.2%	$2,153,391	10.1%
Warehouse purchase program	1,228,706	5.5%	1,081,403	4.8%	864,924	4.1%	822,245	3.9%	912,327	4.3%
Construction, land development and other land loans	2,814,521	12.6%	2,828,372	12.7%	2,876,588	13.5%	3,076,591	14.5%	3,200,479	14.9%
1-4 family residential	7,557,858	33.8%	7,496,485	33.6%	7,331,251	34.5%	7,207,226	34.0%	7,032,593	32.8%
Home equity	919,676	4.1%	930,428	4.2%	950,169	4.5%	960,852	4.5%	969,498	4.5%
Commercial real estate (includes multi-family residential)	5,869,687	26.2%	5,961,884	26.7%	5,631,460	26.5%	5,662,948	26.7%	5,606,837	26.2%
Agriculture (includes farmland)	1,033,224	4.6%	1,037,361	4.6%	813,092	3.8%	816,043	3.9%	801,933	3.7%
Consumer and other	413,548	1.8%	340,611	1.5%	326,915	1.5%	329,593	1.6%	306,018	1.4%
Energy	572,788	2.6%	620,740	2.8%	538,314	2.5%	368,323	1.7%	449,637	2.1%
Total loans	$22,380,852		$22,320,815		$21,265,247		$21,180,538		$21,432,713

Deposit Types
Noninterest-bearing DDA	$9,811,361	34.9%	$9,706,505	34.7%	$9,526,535	35.1%	$9,776,572	36.0%	$10,281,893	37.6%
Interest-bearing DDA	4,800,758	17.1%	4,762,730	17.1%	4,867,247	17.9%	5,115,945	18.8%	4,797,259	17.6%
Money market	6,166,792	22.0%	6,180,769	22.1%	6,134,221	22.6%	5,859,701	21.6%	5,892,505	21.6%
Savings	2,707,982	9.6%	2,765,197	9.9%	2,830,117	10.4%	2,881,397	10.6%	3,005,936	11.0%
Certificates and other time deposits	4,600,718	16.4%	4,517,885	16.2%	3,817,398	14.0%	3,546,194	13.0%	3,335,207	12.2%
Total deposits	$28,087,611		$27,933,086		$27,175,518		$27,179,809		$27,312,800

Loan to Deposit Ratio	79.7%		79.9%		78.3%		77.9%		78.5%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023

Single family residential construction	$836,571	29.7%	$940,381	33.2%	$1,031,163	35.8%	$1,088,636	35.4%	$1,157,016	36.1%
Land development	256,571	9.1%	241,639	8.5%	290,243	10.1%	367,849	12.0%	359,518	11.2%
Raw land	263,411	9.4%	291,112	10.3%	311,265	10.8%	328,365	10.7%	340,659	10.7%
Residential lots	217,920	7.7%	222,343	7.9%	224,901	7.8%	222,591	7.2%	216,659	6.8%
Commercial lots	58,472	2.1%	60,264	2.1%	59,691	2.1%	155,415	5.0%	154,425	4.8%
Commercial construction and other	1,183,127	42.0%	1,074,361	38.0%	959,687	33.4%	914,436	29.7%	973,022	30.4%
Net unaccreted discount	(1,551)		(1,728)		(362)		(701)		(820)
Total construction loans	$2,814,521		$2,828,372		$2,876,588		$3,076,591		$3,200,479

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2024

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$365,720	$263,161	$58,574	$15,161	$13,648	$324,444	$1,040,708
Commercial and industrial buildings	141,749	114,151	22,622	34,900	17,150	291,397	621,969
Office buildings	99,817	215,635	91,439	46,970	3,651	95,542	553,054
Medical buildings	82,161	16,906	1,699	43,107	30,230	71,716	245,819
Apartment buildings	113,670	128,055	18,335	14,618	14,937	244,729	534,344
Hotel	106,115	99,032	32,554	17,506	—	191,873	447,080
Other	174,867	56,237	28,891	7,709	1,555	94,037	363,296
Total	$1,084,099	$893,177	$254,114	$179,971	$81,171	$1,313,738	$3,806,270	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Jun 30, 2024	Balance at Sep 30, 2024	Balance at Acquisition Date	Balance at Jun 30, 2024	Balance at Sep 30, 2024	Balance at Acquisition Date		Balance at Jun 30, 2024	Balance at Sep 30, 2024
Loan marks:
Acquired banks (V)	$345,599	$(920)	$(950)	$320,052	$2,412	$2,320	$665,651		$1,492	$1,370
FirstCapital Bank (W)	22,648	17,210	15,853	7,790	4,305	4,041	30,438		21,515	19,894
Lone Star Bank (X)	20,378	17,960	15,709	4,558	2,790	1,913	24,936		20,750	17,622
Total	388,625	34,250	30,612	332,400	9,507	8,274	721,025		43,757	38,886

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	875,474	845,545	689,573	57,417	57,780	12,975,732		932,891	903,325
FirstCapital Bank (W)	1,021,694	652,527	600,616	627,991	395,743	356,084	1,649,685		1,048,270	956,700
Lone Star Bank (X)	1,016,128	919,865	868,114	59,109	59,075	54,793	1,075,237		978,940	922,907
Total	14,323,981	2,447,866	2,314,275	1,376,673	512,235	468,657	15,700,654	(Y)	2,960,101	2,782,932

Acquired portfolio loan balances less loan marks	$13,935,356	$2,413,616	$2,283,663	$1,044,273	$502,728	$460,383	$14,979,629		$2,916,344	$2,744,046

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.870 billion as of September 30, 2024.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) On May 1, 2023, Prosperity completed the merger (the “FB Merger”) of First Bancshares and its wholly owned subsidiary FirstCapital Bank. The FB Merger resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.4 million at acquisition date, which were subject to subsequent fair value adjustments.

(X) The LSSB Merger was completed on April 1, 2024 and resulted in the addition of $1.075 billion in loans with related purchase accounting adjustments of $24.9 million at acquisition date, which were subject to subsequent fair value adjustments.

(Y) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Asset Quality
Nonaccrual loans	$83,969	$84,175	$78,475	$68,688	$59,729	$83,969	$59,729
Accruing loans 90 or more days past due	20	322	3,035	2,195	397	20	397
Total nonperforming loans	83,989	84,497	81,510	70,883	60,126	83,989	60,126
Repossessed assets	177	113	97	76	35	177	35
Other real estate	5,757	4,960	2,204	1,708	9,320	5,757	9,320
Total nonperforming assets	$89,923	$89,570	$83,811	$72,667	$69,481	$89,923	$69,481

Nonperforming assets:
Commercial and industrial (includes energy)	$13,642	$16,340	$10,199	$8,957	$22,219	$13,642	$22,219
Construction, land development and other land loans	4,053	4,895	15,826	17,343	8,684	4,053	8,684
1-4 family residential (includes home equity)	36,660	33,935	30,206	26,096	23,708	36,660	23,708
Commercial real estate (includes multi-family residential)	32,803	31,776	23,720	18,775	13,341	32,803	13,341
Agriculture (includes farmland)	2,686	2,550	3,714	1,460	1,511	2,686	1,511
Consumer and other	79	74	146	36	18	79	18
Total	$89,923	$89,570	$83,811	$72,667	$69,481	$89,923	$69,481
Number of loans/properties	346	349	319	292	260	346	260
Allowance for credit losses on loans	$354,397	$359,852	$330,219	$332,362	$351,495	$354,397	$351,495

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$3,309	$2,777	$283	$16,123	$1,594	$6,369	$282
Construction, land development and other land loans	378	109	(2)	(5)	(5)	485	32
1-4 family residential (includes home equity)	409	425	457	20	(78)	1,291	(288)
Commercial real estate (includes multi-family residential)	258	(381)	(17)	1,590	570	(140)	15,526
Agriculture (includes farmland)	(116)	214	23	—	—	121	(84)
Consumer and other	1,217	1,224	1,399	1,405	1,327	3,840	3,390
Total	$5,455	$4,368	$2,143	$19,133	$3,408	$11,966	$18,858

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.25%	0.25%	0.24%	0.21%	0.20%	0.25%	0.20%
Nonperforming assets to loans and other real estate	0.40%	0.40%	0.39%	0.34%	0.32%	0.40%	0.32%
Net charge-offs to average loans (annualized)	0.10%	0.08%	0.04%	0.36%	0.06%	0.07%	0.12%
Allowance for credit losses on loans to total loans	1.58%	1.61%	1.55%	1.57%	1.64%	1.58%	1.64%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.68%	1.69%	1.62%	1.63%	1.71%	1.68%	1.71%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Diluted earnings per share (unadjusted)	$1.34	$1.17	$1.18	$1.02	$1.20	$3.68	$3.50

Net income	$127,282	$111,602	$110,426	$95,476	$112,208	$349,310	$323,840
Merger related provision for credit losses, net of tax(Z)	—	7,162	—	—	—	7,162	14,647
Merger related expenses, net of tax(Z)	50	3,461	—	220	872	3,511	11,735
FDIC special assessment, net of tax(Z)	—	2,807	—	15,736	—	2,807	—
Net gain on sale or write-up of securities, net of tax(Z)	(177)	(8,472)	(235)	—	—	(8,884)	—
Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$127,155	$116,560	$110,191	$111,432	$113,080	$353,906	$350,222

Weighted average diluted shares outstanding	95,261	95,765	93,706	93,715	93,720	94,912	92,628
Merger related provision for credit losses, net of tax, per diluted common share(Z)	$—	$0.07	$—	$—	$—	$0.08	$0.16
Merger related expenses, net of tax, per diluted common share(Z)	$—	$0.04	$—	$—	$0.01	$0.04	$0.13
FDIC special assessment, net of tax, per diluted common share(Z)	$—	$0.03	$—	$0.17	$—	$0.03	$—
Net gain on sale or write-up of securities, net of tax, per diluted common share(Z)	$—	$(0.09)	$—	$—	$—	$(0.09)	$—
Diluted earnings per share excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:(Z)	$1.34	$1.22	$1.18	$1.19	$1.21	$3.74	$3.79

Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average assets (unadjusted)	1.28%	1.12%	1.13%	0.98%	1.13%	1.16%	1.11%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$127,155	$116,560	$110,191	$111,432	$113,080	$353,906	$350,222
Average total assets	$39,889,202	$39,948,848	$38,935,530	$38,815,211	$39,602,039	$40,034,895	$39,029,662
Return on average assets excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	1.28%	1.17%	1.13%	1.15%	1.14%	1.18%	1.20%

(Z) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax:

Return on average common equity (unadjusted)	6.93%	6.10%	6.20%	5.39%	6.39%	6.40%	6.25%

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$127,155	$116,560	$110,191	$111,432	$113,080	$353,906	$350,222
Average shareholders' equity	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$7,274,009	$6,907,516
Return on average common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	6.92%	6.37%	6.19%	6.29%	6.44%	6.49%	6.76%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$127,282	$111,602	$110,426	$95,476	$112,208	$349,310	$323,840
Average shareholders' equity	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$7,274,009	$6,907,516
Less: Average goodwill and other intangible assets	(3,576,630)	(3,542,427)	(3,458,659)	(3,462,210)	(3,456,844)	(3,526,501)	(3,360,296)
Average tangible shareholders’ equity	$3,770,635	$3,778,830	$3,662,593	$3,623,629	$3,567,649	$3,747,508	$3,547,220
Return on average tangible common equity (F)	13.50%	11.81%	12.06%	10.54%	12.58%	12.43%	12.17%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, and FDIC special assessment, net of tax:

Net income excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(Z):	$127,155	$116,560	$110,191	$111,432	$113,080	$353,906	$350,222
Average shareholders' equity	$7,347,265	$7,321,257	$7,121,252	$7,085,839	$7,024,493	$7,274,009	$6,907,516
Less: Average goodwill and other intangible assets	(3,576,630)	(3,542,427)	(3,458,659)	(3,462,210)	(3,456,844)	(3,526,501)	(3,360,296)
Average tangible shareholders’ equity	$3,770,635	$3,778,830	$3,662,593	$3,623,629	$3,567,649	$3,747,508	$3,547,220
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax (F) (Z)	13.49%	12.34%	12.03%	12.30%	12.68%	12.59%	13.16%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,361,249	$7,283,444	$7,104,544	$7,079,330	$7,032,677	$7,361,249	$7,032,677
Less: Goodwill and other intangible assets	(3,574,566)	(3,578,431)	(3,457,159)	(3,460,080)	(3,464,012)	(3,574,566)	(3,464,012)
Tangible shareholders’ equity	$3,786,683	$3,705,013	$3,647,385	$3,619,250	$3,568,665	$3,786,683	$3,568,665

Period end shares outstanding	95,261	95,262	93,525	93,722	93,717	95,261	93,717
Tangible book value per share	$39.75	$38.89	$39.00	$38.62	$38.08	$39.75	$38.08

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,786,683	$3,705,013	$3,647,385	$3,619,250	$3,568,665	$3,786,683	$3,568,665
Total assets	$40,115,320	$39,762,294	$38,756,520	$38,547,877	$39,295,684	$40,115,320	$39,295,684
Less: Goodwill and other intangible assets	(3,574,566)	(3,578,431)	(3,457,159)	(3,460,080)	(3,464,012)	(3,574,566)	(3,464,012)
Tangible assets	$36,540,754	$36,183,863	$35,299,361	$35,087,797	$35,831,672	$36,540,754	$35,831,672
Period end tangible equity to period end tangible assets ratio	10.36%	10.24%	10.33%	10.31%	9.96%	10.36%	9.96%

	Three Months Ended					Year-to-Date
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$354,397	$359,852	$330,219	$332,362	$351,495	$354,397	$351,495
Total loans	$22,380,852	$22,320,815	$21,265,247	$21,180,538	$21,432,713	$22,380,852	$21,432,713
Less: Warehouse Purchase Program loans	(1,228,706)	(1,081,403)	(864,924)	(822,245)	(912,327)	(1,228,706)	(912,327)
Total loans less Warehouse Purchase Program	$21,152,146	$21,239,412	$20,400,323	$20,358,293	$20,520,386	$21,152,146	$20,520,386
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.68%	1.69%	1.62%	1.63%	1.71%	1.68%	1.71%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets and securities:
Noninterest expense	$140,338	$152,842	$135,848	$152,171	$135,657	$429,028	$404,527

Net interest income	$261,691	$258,786	$238,244	$236,983	$239,524	$758,721	$719,450
Noninterest income	41,099	46,003	38,870	36,568	38,743	125,972	116,697
Less: net (loss) gain on sale or write-down of assets	3,178	(903)	(35)	(84)	(45)	2,240	2,070
Less: net gain on sale or write-up of securities	224	10,723	298	—	—	11,245	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	37,697	36,183	38,607	36,652	38,788	112,487	114,627
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$299,388	$294,969	$276,851	$273,635	$278,312	$871,208	$834,077
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities	46.87%	51.82%	49.07%	55.61%	48.74%	49.25%	48.50%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment:

Noninterest expense	$140,338	$152,842	$135,848	$152,171	$135,657	$429,028	$404,527
Less: merger related expenses	63	4,381	—	278	1,104	4,444	14,855
Less: FDIC special assessment	—	3,554	—	19,919	—	3,554	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$140,275	$144,907	$135,848	$131,974	$134,553	$421,030	$389,672

Net interest income	$261,691	$258,786	$238,244	$236,983	$239,524	$758,721	$719,450
Noninterest income	41,099	46,003	38,870	36,568	38,743	125,972	116,697
Less: net (loss) gain on sale or write down of assets	3,178	(903)	(35)	(84)	(45)	2,240	2,070
Less: net gain on sale or write-up of securities	224	10,723	298	—	—	11,245	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets and securities	37,697	36,183	38,607	36,652	38,788	112,487	114,627
Total income excluding net gains and losses on the sale, write-down or write-up of assets and securities	$299,388	$294,969	$276,851	$273,635	$278,312	$871,208	$834,077
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment	46.85%	49.13%	49.07%	48.23%	48.35%	48.33%	46.72%